AMENDMENT NO. 3 TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
CINER RESOURCE PARTNERS LLC

February 10, 2022

This Amendment No. 3 (this "**Amendment**") to the Amended and Restated Limited Liability Company Agreement of Ciner Resource Partners LLC (the "**Company**") dated as of September 18, 2013, as amended by that Amendment No. 1 thereto, dated November 5, 2015, and as further amended by Amendment No.2 thereto, dated December 14, 2021 (collectively, the "**LLC Agreement**"), is hereby adopted effective as of the date hereof ("**Effective Date**") by Sisecam Chemicals Wyoming LLC, a Delaware limited liability company, as the sole member of the Company ("**Sole Member**"). Capitalized terms used but not defined herein have the respective meanings given to such terms in the LLC Agreement. Each reference to "hereof", "herein", "hereunder", "hereby", and "this Agreement" in the LLC Agreement shall, from and after the Effective Date, refer to the LLC Agreement as amended by this Amendment.

WHEREAS, Section 11.5 of the LLC Agreement provides that the LLC Agreement may be amended only by a written instrument executed by the Sole Member; and

WHEREAS, acting pursuant to the power and authority granted to it under Section 11.5 of the LLC Agreement, the Sole Member has determined to amend the LLC Agreement to, among other things, reflect the change of name and Directors of the Company.

NOW THEREFORE, the Sole Member does hereby amend the LLC Agreement as follows:

Section 1. Amendments.

(a). All references to "Ciner Resource Partners LLC" and/or the "Company" in the LLC Agreement shall be deemed to refer to "Sisecam Resource Partners LLC."

(b). All references to "Ciner Wyoming Holding Co." and/or the "Sole Member" in the LLC Agreement shall be deemed to refer to "Sisecam Chemicals Wyoming LLC."

(c). The definition of "Partnership" in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and the following definition shall be substituted in its place:

""***Partnership***" means Sisecam Resources LP, a Delaware limited partnership."

(d). Section 2.2 of the LLC Agreement is hereby deleted in its entirety and the following shall be substituted in its place:

> Section 2.2 "*Name*. The name of the Company is "Sisecam Resource Partners LLC" and all Company business must be conducted in that name or such other names that comply with the applicable law as the Board or the Sole Member may select."

(e). Exhibit A to the LLC Agreement is hereby deleted in its entirety and replaced with a new Exhibit A attached hereto.

(f). Section 11.2 of the LLC Agreement is hereby deleted in its entirety and the following shall be substituted in its place:

> Section 11.2 *Notices*. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given upon delivery of such notice:
>
> To the Company:
>
> Sisecam Resource Partners LLC
Five Concourse Parkway, Suite 2500
Atlanta, GA 30328
Attn: General Counsel
>
> To the Sole Member:
>
> Sisecam Chemicals Wyoming LLC
Five Concourse Parkway, Suite 2500
Atlanta, GA 30328
Attn: General Counsel

Section 2. No Other Amendments.

Except as expressly modified and amended herein, the LLC Agreement shall remain unchanged and in full force and effect.

Section 3. Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sole Member has executed this Amendment as of the Effective Date.

SOLE MEMBER:

SISECAM CHEMICALS WYOMING LLC

By:____________________
Name: Oguz Erkan
Title: President & CEO

EXHIBIT A

DIRECTORS

1. Oguz Erkan
2. Mustafa Gorkem Elverici
3. Abdullah Kilinc
4. Selma Oner
5. Tahsin Burhan Ergene
6. Hande Eroz
7. Gokhan Guralp
8. Huseyin Kuscu
9. Michael E. Ducey
10. Alec Dreyer
11. Thomas Jasper